EXHIBIT 10.1

Execution Copy

SECOND AMENDMENT AND WAIVER TO

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

SECOND AMENDMENT AND WAIVER TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of May 9, 2008 (this “Amendment”), to the Existing Credit Agreement (as hereinafter defined), by and among (i) CONN-SELMER, INC., a Delaware corporation, and (ii) STEINWAY, INC., a Delaware corporation (“Steinway” and together with Conn-Selmer, the “Borrowers”), (iii) those signatories hereto and identified on Schedule I (as may be amended from time to time) as Guarantors (the “Guarantors”), (iv) the lenders (the “Lenders”) from time to time party to the Agreement (defined below) and (v) GMAC COMMERCIAL FINANCE LLC, a Delaware limited liability company (the “Administrative Agent”), as administrative agent for the Lenders hereunder.

RECITALS

A.          The Borrowers, Guarantors, the Administrative Agent and the Lenders have entered into the Existing Credit Agreement, pursuant to which the Lenders are providing to the Borrowers an $110,000,000 revolving credit facility, which is secured by certain accounts receivable, and other collateral of the Borrowers and guaranteed by the Guarantors.

B.          Borrowers have informed the Lenders that it intends to acquire the stock of 4 Real Investments, Inc. d/b/a Clickpoint Software,Inc., a Nevada corporation for $215,000 (the “Clickpoint Acquisition”) and have requested that the Lenders waive compliance with Section 8.15 of the Existing Credit Agreement as the newly acquired entity will ultimately be merged into one of the Borrowers.

C.          This Amendment memorializes certain waivers and amendments agreed to by the Borrowers and the Lenders.

In consideration of the foregoing and of the mutual covenants and undertakings herein contained, the parties hereto hereby agree that the Existing Credit Agreement is amended as hereinafter provided.

ARTICLE I

Definitions

1.             Definitions.           (a)  In addition to the definitions set forth in the heading and the recitals to this Amendment, the following definitions shall apply hereto:

“Agreement”:  the Existing Credit Agreement as amended, supplemented or otherwise modified from time to time up to and including this Amendment.

“Existing Credit Agreement”: the Third Amended and Restated Credit Agreement, dated as of September 29, 2006, among (i) Conn-Selmer, (ii) Steinway, (iii) the Guarantors, (iv) the Lenders and (v) the Administrative Agents, as amended or otherwise modified from time to time prior to the Second Amendment Effective Date.

(b)           Unless otherwise indicated, capitalized terms that are used but not defined herein shall have the meanings ascribed to them in the Existing Credit Agreement.

ARTICLE II

Representations

1.             Representations.  Each of the Borrowers and Guarantors hereby represents and warrants as follows:

(a)           It has full power, authority and legal right to enter into this Amendment and perform all of its respective obligations hereunder. The execution, delivery and performance hereof is within its powers and has been duly authorized, is not in contravention of any Requirement of Law which might have a material adverse effect upon it, the Collateral, its operations, financial condition or prospects, or in contravention of the terms of its by-laws, certificate of incorporation, declaration of trust or other documents relating to its formation, as applicable, or to the conduct of its business or of any material agreement or undertaking to which it is a party or by which it is bound, and will not conflict with or result in any breach of any of the provisions of, or constitute a default under, or result in the creation of any Lien upon any of its assets under, the provisions of any agreement, charter, instrument, by-law, declaration of trust or other instrument to which it is a party or by which it or its assets may be bound.

(b)           It is duly organized and in good standing under the laws of its respective state of organization and it is qualified to do business and is in good standing in each jurisdiction where qualification and good standing are necessary for it to conduct its businesses and own its properties and where the failure to so qualify would have a Material Adverse Effect.

(c)           This Amendment has been duly executed and delivered on its behalf and this Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(d)           The conditions contained in Article IV hereof have been satisfied.

(e)           Each of the Loan Documents is on the date hereof in full force and effect.

(f)            No Default or Event of Default has occurred and is continuing.

ARTICLE III

Amendments to Existing Credit Agreement

1.             Waiver. Lenders hereby waive Borrowers’ compliance with Section 8.15 of the Existing Credit Agreement with respect to the Clickpoint Acquisition only.

2.             Amendments.

A.            Section 12.10

(i)            Sub-clause (d) of Section 12.10 of the Existing Credit Agreement is hereby re-lettered to read “(e)” and all of the sub-clauses following thereafter are appropriately re-lettered.  A new sub-clause (d) is hereby added to Section 12.10 of the Credit Agreement to read as follows:

“(d)         Any Lender may assign to one or more special purpose funding vehicles that is an Affiliate of such Lender (each, an “SPV”) all or any portion of its funded Revolving Credit Loans (without the corresponding obligation to make additional Revolving Credit Loans to the Borrowers as provided under this Agreement), without the consent of any Borrower or any other person or the payment of a fee, by execution of a written assignment agreement in a form agreed to by a Lender and such SPV, and may grant any such SPV the option, in such SPV’s sole discretion, to provide the Borrowers all or any part of any Revolving Credit Loans that Lender would otherwise be obligated to make pursuant to this Agreement.  Such SPVs shall have all the rights which a Lender making or holding such Revolving Credit Loans would have under this Agreement, but no obligations.  Lenders shall remain liable for all of their respective original obligations under this Agreement, provided, however, that the unused portion of such Lender’s Revolving Credit Loans shall be reduced by the principal amount of any Loans held by an SPV.  Notwithstanding such assignment, Borrowers may deliver notices to Lender (as agent for the SPV) and not separately to the SPV unless Borrowers are requested in writing by the SPV (or its agent) to deliver such notices separately to it.”

(ii)           The new sub-clause (g) of Section 12.10 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

“(f)          The Borrowers authorize each Lender to disclose to any Participant, Assignee or SPV (each, a “Transferee”) and any prospective Transferee, subject to the provisions of Section 12.19, any and all financial information in such Lender’s possession concerning the Loan Parties and their Affiliates which has been delivered to such Lender by or on behalf of the Borrowers pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrowers in connection with such Lender’s credit evaluation of the Borrowers and its Affiliates prior to becoming a party to this Agreement.”

B.            Section 12.19.  Section 12.9 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Section 12.19  Confidentiality.

Each Lender agrees to keep confidential all non-public information provided to it by the Borrowers pursuant to this Agreement that is designated by a Loan Party in writing as confidential; provided that nothing herein shall prevent any Lender from disclosing any such information (i) to the Administrative Agent or any other Lender, (ii) to any Transferee which agrees to comply with the provisions of this Section 12.19, (iii) to its employees, directors, agents, attorneys, accountants and other professional advisors, (iv) upon the request or demand of any examiner or other Governmental Authority having jurisdiction over such Lender, (v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, or (vii) in connection with the exercise of any remedy hereunder.”

Notwithstanding anything to the contrary herein, the confidentiality provisions contained in this Section 12.19 shall not prohibit disclosures to any trustee, administrator, collateral manager, servicer, backup servicer, lender, rating agency or secured party of any SPV or its Affiliates in connection with the evaluation, administration, servicing of, or the reporting on, the assets or securitization activities of such SPV or its Affiliates.”

ARTICLE IV

Conditions to Effectiveness

This Amendment, and the modifications to the Existing Credit Agreement provided for herein, shall become effective on the date (the “Second Amendment Effective Date”) on which all of the following conditions have been (or are concurrently being) satisfied:

1.             This Amendment shall have been duly executed and delivered by each party thereto.

2.             Each of the representations and warranties made by the Borrowers and Guarantors in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the Second Amendment Effective Date as if made on and as of such date (except to the extent the same relate to another, earlier date, in which case they shall be true and correct in all material respects as of such earlier date).

3.             No Default or Event of Default shall have occurred and be continuing.

ARTICLE V

Miscellaneous

1.             Payment of Expenses. Without limiting its obligations under Section 12.8 of the Agreement, the Borrowers jointly and severally agree to pay or reimburse the Administrative Agent for all of its reasonable costs and expenses incurred in connection with this Amendment, including, without limitation, the reasonable costs and expenses of counsel to the Administrative Agent and expressly acknowledge that their obligations hereunder constitute “Obligations” within the meaning of the Existing Credit Agreement.

2.             No Other Amendments; Confirmation.  Except as expressly amended, modified and supplemented hereby and by the documents related hereto, the provisions of the Existing Credit Agreement and the other Loan Documents shall remain in full force and effect.

3.             Reaffirmation by Loan Parties. Each Loan Party hereby reaffirms its obligations under the Loan Documents executed by such Loan Party.

4.             Governing Law; Counterparts. (a) This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

(b)           This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by all the parties shall be lodged with each of the Borrowers and the Administrative Agent, as the Administrative Agent. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

[Signature page follows]

[Signature page to Second Amendment and Waiver to Steinway Inc. and Conn-Selmer Inc.’s Third Amended and Restated Credit Agreement]

CONN-SELMER, INC., Borrower

By	/s/ Dennis M. Hanson
	Name:	Dennis M. Hanson
	Title:	E.V.P.

STEINWAY, INC., Borrower

By	/s/ Dennis M. Hanson
	Name:	Dennis M. Hanson
	Title:	E.V.P.

GMAC COMMERCIAL CREDIT LLC,
as Administrative Agent and Lender

By	/s/ Joseph Skaferowsky
	Name:	Joseph Skaferowsky
	Title:	Director

BANK OF AMERICA, N.A.,
as Lender

By	/s/ Christopher M. O’Halloran
	Name:	Christopher M. O’Halloran
	Title:	Vice President

JPMORGAN CHASE BANK, N.A.,
as Lender

By	/s/ Kim Nguyen
	Name:	Kim Nguyen
	Title:	V.P.

[Signatures continue on following page]

[Signatures continued from prior page]

TD BANKNORTH, N.A.,
as Lender

By
Name:
Title:

LASALLE BUSINESS CREDIT, LLC, as Lender

By	/s/ Christopher M. O’Halloran
	Name:	Christopher M. O’Halloran
	Title:	Authorized Officer

ISRAEL DISCOUNT BANK OF NEW YORK, as Lender

By
Name:
Title:

By
Name:
Title:

SCHEDULE I

GUARANTORS

STEINWAY MUSICAL INSTRUMENTS, INC.,
Guarantor

By:	/s/ Dennis M. Hanson
	Name:	Dennis M. Hanson
	Title:	Sr. E.V.P. & C.F.O.

THE O.S. KELLY COMPANY,
Guarantor

By:	/s/ Dennis M. Hanson
	Name:	Dennis M. Hanson
	Title:	E.V.P.